NINTH AMENDMENT TO AMENDED AND RESTATED LOAN AGREEMENT

This Ninth Amendment to Amended and Restated Loan Agreement (the "Ninth Amendment") is entered into effective as of June 30, 2014 by and between SUPERTEL HOSPITALITY, INC., a Virginia corporation ("Borrower") and GREAT WESTERN BANK, a South Dakota corporation ("Bank").

WHEREAS, on or about December 3, 2008, Borrower and Bank entered into that certain Amended and Restated Loan Agreement, pursuant to which Bank agreed to make certain Loans to Borrower (said Amended and Restated Loan Agreement as amended by any and all modifications or amendments thereto executed by Borrower and Bank are hereinafter referred to as the "Agreement"; terms used, but not defined herein, have the meanings set forth in the Agreement); and

WHEREAS, Borrower and Bank have agreed to amend certain terms and conditions in the Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.  Amendment to Section 1.01. The first paragraph of Section 1.01 of the Agreement is hereby amended and restated in its entirety as follows:

1.01.           The Revolving Loan.  Bank agrees, on the terms and conditions hereinafter set forth, to make loans to Borrower (collectively, the "Revolving Loan"), by means of one or more advances made from time to time during the period of time from the date hereof, to and including the earlier of August 30, 2014 (the "Revolving Loan Maturity Date"), or the date of the occurrence of an Event of Default (as hereinafter defined), not to exceed the lesser of (a) $12,500,000 ("the "Maximum Revolving Loan Amount") or (b) the availability under the Borrowing Base (as hereinafter defined) after taking into consideration the outstanding principal amount of Term Loan 2 and Term Loan 4 (the "Borrowing Base Availability").

SECTION 2.   Effectiveness.  The effectiveness of this Ninth Amendment is subject to the condition precedent that Bank shall have received counterparts of this Ninth Amendment duly executed by Borrower and Bank.

SECTION 3.   Representations and Warranties of Borrower.  Borrower represents and warrants as follows:

(a)	Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation.

(b)
The execution, delivery and performance by Borrower of this Ninth Amendment and performance by Borrower of the Agreement, as amended hereby, are within Borrower's powers, have been duly authorized by all necessary company action and do not contravene (i) Borrower's articles of incorporation, or (ii) any law or any contractual restriction binding on or affecting Borrower, or result in, or require, the creation of any lien, security interest or other charge or encumbrance upon or with respect to Borrower's properties, except as contemplated by the Agreement, as amended hereby.

(c)
No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by Borrower of this Ninth Amendment or the Agreement, as amended hereby.

(d)
This Ninth Amendment and the Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrower enforceable against Borrower in accordance with their respective terms, except as may be limited by bankruptcy, insolvency or other similar laws affecting creditor's rights in general or general principles of equity.

(e)
There is no pending or threatened action or proceeding affecting Borrower before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of Borrower.

(f)	No Event of Default listed in Section 5.01 of the Agreement has occurred and is continuing.

SECTION 4.   Reference to and Effect on the Agreement.

(a)
On and after the date hereof, each reference in the Agreement to "this Agreement", "hereunder" "hereof", "herein" or words of like import shall mean and be a reference to the Agreement as amended hereby.

(b)	Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

(c)
The execution, delivery and effectiveness of this Ninth Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of Bank under the Agreement, nor constitute a waiver of any provision of the Agreement.

SECTION 5.   Execution in Counterparts.  This Ninth Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

SECTION 6.   Governing Law.  This Ninth Amendment shall be governed by, and construed in accordance with, the laws of the State of Nebraska, without regard to its principles of conflict laws.

SECTION 7.   Costs and Expenses.  Borrower agrees to pay on demand all costs and expenses in connection with the preparation, execution, delivery and administration of this Ninth Amendment, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for Bank.

IN WITNESS WHEREOF, the undersigned have executed this Ninth Amendment effective as of the first date written above.

BORROWER:
SUPERTEL HOSPITALITY, INC., a Virginia corporation

By:  /s/ Corrine L. Scarpello
Corrine L. Scarpello
Chief Financial Officer and Secretary

BANK:
GREAT WESTERN BANK, a South Dakota corporation

By:  /s/ Michael T. Phelps
Michael T. Phelps,
Vice President Business Banking